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                                                                  EXHIBIT 10.19

                                 FIRST AMENDMENT
                                       TO
                        HILTON HOTELS THRIFT SAVINGS PLAN


          WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Thrift Savings Plan (the "Plan"); and

          WHEREAS, the IRS has requested that certain changes be made to the Plan so that the IRS may issue a favorable determination letter with respect to the Plan's tax qualification; and

          WHEREAS, Section 8.3 of the Plan provides that the Plan may be amended at any time if necessary to conform to the provisions and requirements of the Internal Revenue Code.

          NOW, THEREFORE, BE IT RESOLVED, by virtue and in exercise of the power reserved to the Company pursuant to Section 8.3 of the Plan, such Plan is hereby amended effective January 1, 1991 in the following particulars:


          1. The definition of "Compensation" contained in Article I of the Plan is amended by revising the second paragraph thereunder in its entirety to read as follows:

               "Notwithstanding the foregoing, for purposes of Section 3.5 of this Plan, Compensation shall mean compensation actually paid by the Company to the Participant during the Plan Year and reportable for federal income tax purposes on Form W-2, reduced by the amounts described in Treas. Reg. Section 1.414(s)-1(c)(3)."


          2. Section 3.5 of the Plan is amended by adding the following new subsection (f):

               "(f) For purposes of performing the tests described in this
     Section:

                    (1) if, for purposes of meeting the requirements of Sections 401(m), 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), this Plan is aggregated with any other plan(s) of the Company which provide for elective deferrals, employer matching and/or employee after-tax contributions, then all contributions subject to Section 401(m) of the Code that are made under this Plan and such other plan(s) shall be treated as having been made under one plan; and

                    (2) if any Highly Compensated Employee under this Plan participates in any other plan(s) of the Company which provide for elective deferrals, employer matching and/or employee after-tax contributions, then all contributions subject to Section 401(m) of the Code that are made by such Highly Compensated Employee under this Plan and such other plan(s) shall be treated as having been made under one plan."



Date: ______________________, 1995.



                              HILTON HOTELS CORPORATION



                              By _______________________________